                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                              --------------------


                             AMENDMENT NUMBER 2 TO


                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)           July 1, 1996
                                                           ------------



                        HEALTHPLAN SERVICES CORPORATION
                (Exact Name of Registrant as Specified in Charter)



          DELAWARE                    1-13772                  13-3787901
          --------                    -------                  ----------
(State or Other Jurisdiction        (Commission              (IRS Employer
     of Incorporation)             File Number)           Identification No.)



     3501 FRONTAGE ROAD, TAMPA, FLORIDA                   33607
     ----------------------------------                   -----
     (Address of Principal Executive Offices)             (Zip Code)



   Registrant's telephone number, including area code         (813) 289-1000
                                                              --------------

                                 Not Applicable
                                 --------------
         (Former Name or Former Address, if Changed Since Last Report)






                            Exhibit Index on Page 46

         The registrant is hereby replacing Item 2. Acquisition or Disposition of Assets, as filed in the Registrant's Current Report on Form 8-K dated July 15, 1996, to specifically include additional information about the goodwill accounting policy of the registrant.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

(a) Effective as of July 1, 1996 the Registrant acquired all of the issued and outstanding shares of capital stock of Consolidated Group, Inc., Consolidated Group Claims, Inc., Consolidated Health Coalition, Inc., and Group Benefit Administrators Insurance Agency, Inc. (collectively, the "Consolidated Group"), for a purchase price of approximately $61.5 million, subject to a post-closing adjustment based on the balance sheet of the Consolidated Group as of June 30, 1996. The acquisition was consummated pursuant to the terms of a certain Acquisition Agreement dated May 17, 1996 (the "Agreement") between the Registrant, the Consolidated Group, the shareholders of the Consolidated Group and Holyoke L. Whitney as representative of the shareholders of the Consolidated Group. The purchase price, which was paid in cash at the closing of the acquisition, was determined through arms' length negotiation between the parties. As of the date of the closing of this acquisition, there was no material relationship between any of the shareholders of the Consolidated Group and the Registrant or any of the Registrant's affiliates, directors, officers or any associate thereof.


         In connection with the acquisition of the Consolidated Group, the Company acquired a significant number of contracts with varied lives, terms and conditions. The fair value of these contracts are part of and inseparable from the value of the businesses as a whole and accordingly, no individual contract has been identified as a separately acquired asset. This acquisition represented the acquisition of substantial infrastructure and related industry experience and operating history, rather than a new type of business. Additionally, this treatment is consistent with the treatment applied to the acquisition of the assets of the Company from The Dun & Bradstreet Corporation in 1994.


         Approximately $30 million of the funds used to pay the purchase price of this acquisition were provided from the Company's working capital, with the balance of the purchase price being provided to the Registrant under its line of credit with a group of banks for which First Union National Bank of North Carolina acts as agent, pursuant to a renegotiation of such line of credit under the terms of that certain Credit Agreement dated May 17, 1996, as amended by the First Amendment thereto dated July 1, 1996, by and among the Registrant, HealthPlan Services, Inc., Third Party Management Claims Inc., Healthcare Informatics Corporation, the lenders who are or may become a party thereto, and First Union National Bank of North Carolina, as agent for the lenders. Under this line of credit, the Registrant is permitted to borrow up to $85 million. Interest on funds drawn on this line is calculated on a rolling for quarter pro forma basis. As of July 15, 1996, the amount drawn on this line is $60 million.

(b) The principal business of the Consolidated Group is the provision of administrative services for health benefits to small groups, and the bulk of its assets are comprised of contracts for the provision of such administrative services. The only tangible assets of the Consolidated Group as of the date of the acquisition consisted of office equipment and certain real estate, which the Registrant intends to continue using as office and storage facilities.


         The registrant is hereby replacing the financial statements as filed in Item 7 on its Amendment Number 1 to the registrant's Current Report on Form 8-K dated July 15, 1996, which Amendment Number 1 was dated September 13, 1996.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


(a)      Financial statements of businesses acquired (Consolidated Group, Inc. and Affiliates).

         Report of Independent Auditors                                                                     4

         Combined Balance Sheets December 31, 1995 and 1994                                                 5

         Combined Statements of Income and Retained Earnings for the years ended
         December 31, 1995 and 1994                                                                         6

         Statement of Changes in Stockholders' Equity for the years ended
         December 31, 1995 and 1994                                                                         7

         Combined Statements of Cash Flows for the years ended December 31, 1995 and 1994                   8

         Notes to Financial Statements                                                                      9

         Report of Independent Auditors                                                                    17

         Combined Balance Sheets December 31, 1994 and 1993                                                18

         Combined Statements of Income and Retained Earnings for the years ended
         December 31, 1994 and 1993                                                                        19

         Statement of Changes in Stockholders' Equity for the years ended
         December 31, 1994 and 1993                                                                        20

         Combined Statements of Cash Flows for the years ended December 31, 1994 and 1993                  21

         Notes to Financial Statements                                                                     22

         Financial statements of businesses acquired (Consolidated Health Coalition, Inc.).

         Report of Independent Auditors                                                                    28

         Balance Sheets December 31, 1995 and 1994                                                         29

         Statements of Income and Retained Earnings for the years ended
         December 31, 1995 and 1994                                                                        30

         Combined Statements of Cash Flows for the years ended December 31, 1995 and 1994                  31

         Notes to Financial Statements                                                                     32

         Interim unaudited combined financial statements of businesses acquired (Consolidated Group)

         Combined Balance Sheets June 30, 1996 and 1995 (Unaudited)                                        35

         Combined Statements of Income for the six months ended June 30, 1996 and 1995 (Unaudited)         36

         Combined Statement of Cash Flows for the six months ended June 30, 1996 and 1995 (Unaudited)      37

         Notes to Combined Financial Statements                                                            38

(b)      Pro forma financial information.

         Introduction to Unaudited Pro Forma Consolidated Financial Statements                             39

         Pro Forma Consolidated Balance Sheet June 30, 1996 (Unaudited)                                    40

         Notes to Pro Forma Consolidated Balance Sheet                                                     41

         Pro Forma Consolidated Statement of Income for the six months
         ended June 30, 1996 (Unaudited)                                                                   42

         Pro Forma Consolidated Statement of Income for the year ended December 31, 1995 (Unaudited)       43

         Notes to Pro Forma Consolidated Statements of Income                                              44

(c)      Exhibits

         See Exhibit Index on page 46

Bonanno, Savino & Davies, P.C.
Certified Public Accountants



                                                105 Chestnut Street - Suite 32
                                                 Needham, Massachusetts 02192
                                                       (617) 449-3919
                                                       FAX (617) 449-7290



REPORT OF INDEPENDENT AUDITORS

The Stockholders and Board of Directors
Consolidated Group, Inc. and Affiliates

  We have audited the accompanying combined balance sheets of Consolidated Group, Inc. and Affiliates (S Corporations) as of December 31, 1995, and 1994, and the related combined statements of income, retained earnings, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Group, Inc. and Affiliates as at December 31, 1995, and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                        /s/  Bonanno, Savino & Davies, P.C.


Needham, Massachusetts
March 15, 1996

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                            COMBINED BALANCE SHEETS
                          December 31, 1995, and 1994



                                                                       1995                      1994
                                                                       ----                      ----
ASSETS
Current assets:
  Cash and cash equivalents                                        $  1,682,511              $  1,159,394
  Accrued interest receivable                                            39,076                    29,786
  Administrative income receivable                                    1,801,603                 1,235,177
  Accounts receivable, associated company                             1,362,797                 2,302,495
  Notes receivable, associated limited
   partnerships, current maturities                                     110,123                    48,775
  Notes receivable, officers and
   stockholders, current maturities                                     202,100                    13,000
  Prepaid expenses and deposits                                       1,858,321                 1,902,527
                                                                   ------------              ------------

     Total current assets                                             7,056,531                 6,691,154
                                                                   ------------              ------------

Fixed assets, at cost, pledged:
  Furniture, fixtures and equipment                                  11,709,453                 9,813,189
  Leasehold improvements                                              1,648,279                 1,402,299
                                                                   ------------              ------------

                                                                     13,357,732                11,215,488
   Less:    Accumulated depreciation,
             and amortization                                         9,446,737                 8,149,574
                                                                   ------------              ------------

     Net fixed assets                                                 3,910,995                 3,065,914
                                                                   ------------              ------------

Other assets:
  Notes receivable, associated limited
   partnerships, less current maturities                              4,191,016                 4,063,639
  Notes receivable, officers and stock-
   holders, less current maturities                                   1,085,561                   412,343
  Intangible assets, net of amortization                                681,162                   499,560
                                                                   ------------              ------------

     Total other assets                                               5,957,739                 4,975,542
                                                                   ------------              ------------

TOTAL ASSETS                                                       $ 16,925,265              $ 14,732,610
                                                                   ============              ============



                                                                        1995                      1994
                                                                        ----                      ----
LIABILITIES

Current liabilities:

  Notes payable, current maturities                                $  1,390,333              $    333,333
  Accounts payable, trade                                             2,100,529                 2,400,269
  Accounts payable, associated company                                  845,678
  Service fees payable                                                2,379,779                 2,316,381
  Payroll taxes withhold and accrued                                    201,084                   147,881
  State income taxes payable                                              5,903                    54,428
  Other accrued expenses                                                602,998                   860,096
                                                                   ------------              ------------



     Total current liabilities                                        7,526,304                 6,112,388

Long-term liabilities:
  Notes payable, less current maturities                              2,236,055                   611,111
                                                                   ------------              ------------

     Total liabilities                                                9,762,359                 6,723,499
                                                                   ------------              ------------



STOCKHOLDERS' EQUITY
  Capital stock, common                                                   3,000                     3,000
  Paid in capital                                                        55,500                    55,500
  Retained earnings                                                   7,104,406                 7,950,611
                                                                   ------------              ------------


     Total stockholders' equity                                       7,162,906                 8,009,111
                                                                   ------------              ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 16,925,265              $ 14,732,610
                                                                   ============              ============


                       See Notes to Financial statements

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                    Years Ended December 31, 1995, and 1994


                                                                                1995              1994
                                                                                ----              ----
Income:
   Administrative fees, commissions
     and reimbursements                                                       $73,902,375     $76,911,257
                                                                              -----------     -----------

Operating expenses:
   Service fees                                                                26,680,363      27,625,188
   Salaries, wages and incentives                                              19,188,725      19,849,041
   Other selling, general and
     administrative expenses                                                   24,810,961      28,721,099
                                                                              -----------     -----------

       Total operating expenses                                                70,680,049      76,195,328
                                                                              -----------     -----------

Income from continuing operations                                               3,222,326         715,929
                                                                              -----------     -----------

Other income (expenses):
   Investment income                                                              454,142         444,329
   Interest expense                                                              (134,214)        (34,348)
   Other, net                                                                    (216,334)       (211,244)
                                                                              -----------     -----------
                                                                                  103,594         198,737
                                                                              -----------     -----------
Income from continuing operations
  and before taxes on income                                                    3,325,920         914,666
Multi-state taxes                                                                (149,844)        (62,745)
                                                                              -----------     -----------

Income from continuing operations, after taxes                                  3,176,076

DISCONTINUED OPERATIONS
 (Loss) on discontinued business segment (less
   applicable state tax benefit of $119,788)                                   (3,170,359)
                                                                              -----------
NET INCOME FOR THE YEAR                                                             5,717         851,921


Retained earnings, beginning                                                    7,950,611       7,220,516
Distributions to stockholders                                                    (851,922)       (121,826)
                                                                              -----------     -----------

RETAINED EARNINGS, ENDING                                                     $ 7,104,406     $ 7,950,611
                                                                              ===========     ===========




                       See Notes to Financial Statements

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                    Years Ended December 31, 1995, and 1994




                                                        Group Benefits
                                                        Administrators         Consolidated
                               Consolidated               Insurance               Group
                                Group, Inc.              Agency, Inc.          Claims, Inc.         Total
                               -------------            --------------         -------------        -----
Common stock:

Par value                      $       .01              $         .01          $        .01

Authorized, issued and
    outstanding shares             100,000                    100,000               100,000

   December 31, 1994           $     1,000              $       1,000                 1,000              3,000
                               -----------              -------------           -----------         ----------

   December 31, 1995           $     1,000              $       1,000          $      1,000              3,000
                               ===========              =============          ============         ==========


Additional paid in
     capital:

   December 31, 1994           $    55,500                                                          $   55,500
                               -----------                                                          ----------

   December 31, 1995           $    55.500                                                          $   55,500
                               ===========                                                          ==========

Retained earnings:

   December 31, 1994           $ 7,913,742             $       12,162          $     24,707         $7,950,611

   Net income (loss)                (8,617)                     5,725                 8,609              5,717

   Distributions to
     stockholders                 (823,033)                    (5,847)              (23,042)          (851,922)
                               -----------             --------------           -----------         ----------

December 31, 1995              $ 7,082,092             $       12,040          $     10,274         $7,104,406
                               ===========             ==============          ============         ==========


                       See Notes to Financial Statements

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS
                    Years Ended December 31, 1995, and 1994


                                                                                   1995                            1994
                                                                                   ----                            ----
Cash flows from operating activities:
   Net income                                                                  $     5,717                     $    851,921
   Adjustments for non-cash transactions
     Depreciation and amortization of capital assets                             1,610,180                        1,431,304
     Changes in operational working capital,
         excluding cash and debt:
         Reduction (increase) in:
              Administrative income receivable                                    (566,426)                         953,366
              Accounts receivable, associated company                              939,698                       (2,302,495)
              Accrued interest receivable                                           (9,290)                           6,361
              Prepayals and other receivables                                       44,206                         (955,228)
       Increase (reduction) - Accounts & other payables                            356,916                        1,493,403
                                                                               -----------                     ------------


       Net cash provided by
        operating activities                                                     2,381,001                        1,478,632
                                                                               -----------                     ------------

Cash flows from investing activities:
   Acquisition of fixed and intangible assets                                   (2,636,863)                      (2,006,074)
   Loans to officers, stockholders and
     associated limited partnership                                             (1,455,000)
   Payments received on notes receivable officers,
     stockholders & associated limited partnerships                                403,957                           52,281
                                                                               -----------                     ------------

         Net cash used in investing activities                                  (3,687,906)                      (1,953,793)
                                                                               -----------                     ------------

Cash flows from financing activities:
   Increase in notes payable                                                     3,285,000                        1,000,000
   Debt reduction                                                                 (603,056)                        (437,777)
   Distributions to stockholders                                                  (851,922)                        (121,826)
                                                                               -----------                     ------------

         Net cash provided by financing activities                               1,830,022                          440,397
                                                                               -----------                     ------------

Net increase (decrease) in cash and equivalents                                    523,117                          (34,764)
Cash and equivalents, beginning                                                  1,159,394                        1,194,158
                                                                               -----------                     ------------

Cash and equivalents, ending                                                   $ 1,682,511                     $  1,159,394
                                                                               ===========                     ============

Supplemental disclosure of cash flow information:
  Cash paid during the year for:
         Interest                                                              $   134,214                     $     34,348
                                                                               -----------                     ------------
         Taxes                                                                 $    58,456                     $     32,242
                                                                               -----------                     ------------


                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1995, and 1994





NOTE 1    :    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               The following accounting policies and practices of Consolidated Group, Inc. and its affiliates (the Companies) are set forth to facilitate an understanding of the combined financial statements. The financial statements and notes are representations of the Companies' management, who are responsible for their integrity and objectivity. Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

               BASIS OF ACCOUNTING

               The financial statements were prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

               PRINCIPLES OF COMBINATION

               The financial statements include the combined accounts of Consolidated Group, Inc. and its affiliates, Group Benefit Administrators Insurance Agency, Inc., and Consolidated Group Claims, Inc. All material intercompany activity was eliminated in the combination. The entities were combined on the basis of common ownership, control, and related business activities.

               NATURE OF BUSINESS AND INCOME RECOGNITION

               Consolidated Group, Inc., (the Company) is the trust administrator of several multiple employer trusts which provide group insurance coverage to participating employers. As administrator, the Company selects insurance carriers and coverage and is responsible for marketing and administrative functions relating to the trusts. The affiliated companies, in general, provide ancillary services related to the trust administration.

               Administrative income is recorded on the effective date of insurance coverage or when services are performed. Direct selling expenses are recorded in conjunction with the recognition of administrative income.

                                                              Continued  .......

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1995, and 1994




NOTE 1    :    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Concluded)

               DEPRECIATION

               The Companies provide for depreciation of fixed assets under the straight-line and accelerated methods for book and income tax purposes over useful lives ranging from 5 to 40 years.


               AMORTIZATION OF INTANGIBLES

               Intangible assets are amortized over the estimated life of each specific asset not in excess of 10 years.


               CORPORATION - INCOME TAX STATUS

               Effective January 1, 1987, the Companies elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Companies do not pay federal income taxes. Instead, the stockholders of the Companies are taxed on their proportionate share of the Companies' taxable income. Consequently, the financial statements include no provision for federal income taxes. Provision for state income taxes is made based upon an allocation of the Companies' income to various states using a sales, compensation and asset derived formula.


               LEASES

               The Companies account for their lease arrangements as either capital or operating leases depending upon criteria set forth in Financial Accounting Standards Board Statement No. 13 "Accounting for Leases."

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1995, and 1994





NOTE 2    :      CASH FLOW INFORMATION

                 The Companies consider all short-term investments with an original maturity of three months or less to be cash equivalents.


NOTE 3    :      LEASE COMMITMENTS

                 OPERATING LEASES

                 The Companies lease facilities and equipment under long-term, non-cancelable leases with initial lease periods from 2 to 10 years. Several of the leases have options to renew.

                 The following is a schedule of future minimum rental payments required under the above operating leases as of December 31, 1995:


                                                         Office,
                                                         parking
                                                       and storage
                                                        facilities           Equipment           Total
                                                        ----------           ---------           -----
                          1996                          $2,214,895            111,000         $ 2,325,895
                          1997                           1,965,316            111,000           2,076,316
                          1998                           1,684,478                              1,684,478
                          1999                           1,657,778                              1,657,778
                          Thereafter                         5,267                                  5,267
                                                        ----------           --------         -----------

                                                        $7,527,734           $222,000         $ 7,749,734
                                                        ==========           ========         ===========

                 The above tabulation is based on scheduled leases during the initial lease periods and does not include the renewal options. The Companies are responsible for additional payments on certain rental facilities leases for taxes, insurance and maintenance.

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1995, and 1994





NOTE 4    :      CORPORATE INCOME AND EXCISE TAXES

                 The provision for taxes for the years ended December 31, 1995, and 1994, consists of the following:

                                                                                  Multi-
                                                                    Federal         State      Total
                                                                    -------       -------      -----
                 Currently payable:
                        1995                                        Note 1        $ 30,056     $30,056
                                                                                  --------     -------
                        1994                                        Note 1        $ 62,745     $62,745
                                                                                  --------     -------


NOTE 5    :      RELATED PARTY TRANSACTIONS

                 During the years ended December 31, 1995, and 1994, the Companies engaged in various transactions with their stockholders or with entities owned by their stockholders, either individually or collectively. The following is a summary,of related party income, expenses, receivables, payables and guarantees.

                                                                                               December 31,
                                                                                               ------------
                                                                                         1995                1994
                                                                                         ----                ----
                      Notes receivable associated
                       partnerships (see below)                                       $4,301,139          $4,112,414
                      Notes receivable officers and
                        stockholders (see below)                                       1,287,661             425,343
                      Accrued interest receivable                                         39,076              29,786
                      Accounts receivable, associated
                        company (Note 11)                                              1,362,797           2,302,495
                      Accounts payable, associated
                        company (Note 11)                                                845,678
                      Office facilities rental
                        expense (Note 3)                                               1,815,470           1,739,700
                      Management, consulting and
                        service fees expense                                           4,040,092           8,526,054
                      Guarantee of debt                                                                    1,150,000
                      Interest income (see below)                                        415,242             354,540

                                                                     Continued..

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1995, and 1994





NOTE 5    :      RELATED PARTY TRANSACTIONS (Concluded)

                 Notes receivable, associated limited partnerships as follows:

                   (a) Due from Consolidated Group Service Company Limited Partnership, lessor of the building occupied by the Company, with a balance due of $4,063,639 at December 31, 1995. The note is due in monthly instalments of $33,277 which includes interest at 8.57% due January 1, 2020. Interest paid or accrued on the note to the Company amounted to $350,199 in 1995.

                   (b) Due from Consolidated Ventures Limited Partnership, lessor of parking facilities occupied by the Company, with a balance due of $237,500 at December 31, 1995. The note is due in monthly instalments of $4,750 plus interest at 9% per annum. Interest paid or accrued on this note to the Company amounted to $20,210 in 1995.

                 Notes receivable, officers and stockholders as follows:

                   (a) Notes from two stockholders amounted to $136,972 at December 31, 1995, due on the earlier of October 31, 1996, or the termination and distribution of the underlying investment interest. The notes are without recourse to the stockholders and the Company maintains a security interest in the underlying investment. Interest paid or accrued to the Company on these and similar notes retired during the year amounted to $29,525 in 1995.

                   (b) Notes from five stockholders amounting to $1,150,689 at December 31, 1995. One of the notes, with a balance of $170,690, is payable, interest only, to December 17, 1996, at 5.95% and monthly payments thereafter of $3,296, with final payment December 17, 2001.

                   The remaining notes, with balances amounting to $979,999, are payable in monthly instalments of $16,667, beginning November 16, 1995, plus interest at 8.75%. Interest paid or accrued to the Company on these notes amounted to $15,308 in 1995.

                   The notes under subsection (b) are secured by stockholders' interests in the affiliated companies.

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1995, and 1994



NOTE 6    :      LONG-TERM DEBT

                                                                                                December 31,
                                                                                              ---------------
                                                                                         1995                1994
                                                                                         ----                ----
                 Consolidated Group, Inc.

                 The following schedule of notes are payable to the Fleet
                 Bank and are borrowed under a $5,000,000 line of credit which is renewable annually. Interest is payable at the corporate base rate (8.5% at December 31, 1995) and the notes are secured by the equipment of the Company.

                 Notes:
                    Monthly instalments of $27,778 to
                    October 1, 1997, plus interest                                    $     583,333      $   944,444

                    Monthly instalments of $13,889 to
                    April 30, 1998, plus interest                                           388,889

                    Monthly instalments of $27,778 to
                    October 1, 1998, plus interest                                          916,666

                    Monthly instalments of $41,667 to
                    December 29, 1998, plus interest                                      1,500,000

                    Monthly instalments of $4,750 to
                    February 28, 2000, plus interest                                        237,500
                                                                                      -------------      -----------

                 Total debt                                                               3,626,388          944,444
                 Current maturities of long-term debt                                     1,390,333          333,333
                                                                                      -------------      -----------

                 Long-term debt less current maturities                               $   2,236,055      $   611,111
                                                                                      =============      ===========



NOTE 7    :      EMPLOYEE BENEFIT PLANS

                 The Companies maintain a salary reduction plan under which eligible employees may defer a portion of their annual compensation pursuant to Section 401(k) of the Internal Revenue Code. Company matching contributions for 1995 were $248,599 and $233,121 for 1994. The plan covers all employees who are 21 years of age or older and have completed one year of service.

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1995, and 1994





NOTE 8    :      STOCK REDEMPTION AGREEMENT

                 The Companies have stock redemption agreements with their stockholders for all shares outstanding. In essence, the agreement mandates the purchase of all the stockholders' shares upon death at a redemption price of $250 per share. As a provision of the agreement, the Companies maintain term life insurance policies on the stockholders' lives, with face amounts equal to the redemption price.


NOTE 9     :     LITIGATION

                 Participant claims against insurance companies routinely include the Companies as co-defendants in their capacity as trust administrators. However, liabilities from claim adjudication usually remain with the insurer. As to outstanding actions at December 31, 1995, it is legal counsel's opinion that the Companies have meritorious defenses. Therefore, the Companies have made no provision for any potential liability.


NOTE 10     :    CONCENTRATION OF CREDIT RISK

                 The Companies maintain bank accounts with their lending institution and had on deposit balances in excess of Federal Deposit Insurance limits at December 31, 1995. Further, the Companies invest excess cash in regulated investment company money market funds for which no deposit insurance is available.

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1995, and 1994





NOTE 11    :     DISCONTINUED OPERATIONS

                 In December, 1995, the Company elected to discontinue its administrative services to self-insured employers and international development support services carried on with Consolidated Health Coalition, Inc. (CHC), an entity associated with, but not under common control of, this affiliated group.

                 The following is a summary of operations for 1995:

                          Revenues                                                          $ 6,929,788
                          Operating and administrative expenses                              10,219,935
                                                                                            -----------

                                                                                             (3,290,147)
                          Tax benefit                                                           119,788
                                                                                            -----------

                          Net (loss)                                                        $(3,170,359)
                                                                                            ===========

                 The Company will incur some additional net phase-out costs during 1996.

                 The Company will continue to provide claims processing, billing, collections and data processing services to CHC on continuing fully-insured contracts and provider services business. At December 31, 1995, the Company had a receivable of $1,362,797, and a payable of $845,678 with CHC (Note 5).

Bonanno, Savino & Davies, P.C.
Certified Public Accountants



                                                105 Chestnut Street - Suite 32
                                                 Needham, Massachusetts 02192
                                                      (617) 449-3919
                                                      FAX (617) 449-7290



REPORT OF INDEPENDENT AUDITORS

The Stockholders and Board of Directors
Consolidated Group, Inc. and Affiliates


 We have audited the accompanying combined balance sheets of Consolidated Group, Inc. and Affiliates (S Corporations) as of December 31, 1994, and 1993, and the related combined statements of income, retained earnings, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

 In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Group, Inc. and Affiliates as at December 31, 1994, and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                        /s/ Bonanno, Savino & Davies, P.C.


Needham, Massachusetts
March 21, 1995

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                            COMBINED BALANCE SHEETS
                          December 31, 1994, and 1993



                                                                    1994                                1993
                                                                    ----                                ----
ASSETS

Current assets:
  Cash and cash equivalents                                      $  1,159,394                       $  1,194,158
  Accrued interest receivable                                          29,786                             36,147
  Administrative income receivable                                  1,235,177                          2,188,543
  Accounts receivable, associated entity                            2,302,495
  Note receivable, Consolidated Group
     Service Company Limited Partnership, current
       maturities                                                      48,775                             44,782
  Notes and loans receivable, officers and
     stockholders, current maturities                                  13,000                            432,843
  Prepaid expenses and deposits                                     1,902,527                            947,299
                                                                 ------------                       ------------

       Total current assets                                         6,691,154                          4,843,772
                                                                 ------------                       ------------

Fixed assets, at cost, pledged:
  Furniture, fixtures and equipment                                 9,813,189                          8,285,414
  Leasehold improvements                                            1,402,299                          1,307,740
                                                                 ------------                       ------------

                                                                   11,215,488                          9,593,154
     Less:  Accumulated depreciation,
              and amortization                                      8,149,574                          7,004,781
                                                                 ------------                       ------------

       Net fixed assets                                             3,065,914                          2,588,373
                                                                 ------------                       ------------

Other assets:
  Note receivable, Consolidated Group
   Service Company Limited Partnership, less
       current maturities                                           4,063,639                          4,112,413
  Notes receivable, officers and stock-
   holders, less current maturities                                   412,343
  Intangible assets, net of amortization                              499,560                            402,331
                                                                 ------------                       ------------

     Total other assets                                             4,975,542                          4,514,744
                                                                 ------------                       ------------

TOTAL ASSETS                                                     $ 14,732,610                       $ 11,946,889
                                                                 ============                       ============

LIABILITIES                                                         1994                                1993
                                                                    ----                                ----
Current liabilities:
  Notes payable, current maturities                              $    333,333                       $   382,221
  Accounts payable, trade                                           2,400,269                           878,337
  Service fees payable                                              2,316,381                         2,786,877
  Payroll taxes withheld and accrued                                  147,881                           104,903
  State income taxes payable                                           54,428                             7,078
  Other accrued expenses                                              860,096                           508,457
                                                                 ------------                       ------------




     Total current liabilities                                      6,112,388                         4,667,873


Long-term liabilities:
  Notes payable, less current maturities                              611,111
                                                                 ------------                       -----------
     Total liabilities                                              6,723,499                         4,667,873



STOCKHOLDERS' EQUITY
  Capital stock, common
  Paid in capital                                                       3,000                             3,000
  Retained earnings                                                    55,500                            55,500
                                                                    7,950,611                         7,220,516
                                                                 ------------                       ------------


     Total stockholders' equity                                     8,009,111                         7,279,016
                                                                 ------------                       ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                       $ 14,732,610                       $11,946,889
                                                                 ============                       ===========



                       See Notes to Financial Statements

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

              COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                    Years Ended December 31, 1994, and 1993





                                                                                1994                       1993
                                                                                ----                       ----
  Income:
   Administrative fees, commissions
       and reimbursements                                                    $76,911,257                 $ 67,599,202
                                                                             -----------                 ------------

Operating expenses:
   Service fees                                                               27,625,188                   26,212,172
   Salaries, wages and incentives                                             19,849,041                   15,964,664
   Other selling, general and
       administrative expenses                                                28,721,099                   25,511,487
                                                                             -----------                 ------------

       Total operating expenses                                               76,195,328                   67,688,323
                                                                             -----------                 ------------

Income (loss) from operations                                                    715,929                      (89,121)
                                                                             -----------                 ------------

Other income (expenses):
   Investment income                                                             444,329                      444,318
   Interest expense                                                              (34,348)                     (34,797)
   Other, net                                                                   (210,244)                    (177,945)
                                                                             -----------                 ------------

                                                                                 198,737                      231,576
                                                                             -----------                 ------------



Income before taxes on income                                                    914,666                      142,455
Multi-state taxes                                                                (62,745)                     (20,629)
                                                                             -----------                 ------------

NET INCOME FOR THE YEAR                                                          851,921                      121,826


Retained earnings, beginning                                                   7,220,516                    7,401,194
Distributions to stockholders                                                   (121,826)                    (302,504)
                                                                             -----------                 ------------

RETAINED EARNINGS, ENDING                                                    $ 7,950,611                 $  7,220,516
                                                                             ===========                 ============





                       See Notes to Financial Statements

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                    Years Ended December 31, 1994, and 1993




                                               Group Benefit
                                               Administrators    Consolidated
                               Consolidated      Insurance          Group
                                Group, Inc.     Agency, Inc.     Claims, Inc.    Total
                               ------------    --------------    ------------    -----
Common stock:

Par value                      $      .01      $       .01       $       .01

Authorized, issued and
   outstanding shares             100,000          100,000           100,000

   December 31, 1993           $    1,000      $     1,000       $     1,000     $    3,000
                               ----------      -----------       -----------     ----------

   December 31, 1994           $    1,000      $     1,000       $     1,000     $    3,000
                               ==========      ===========       ===========     ==========


Additional paid in
     capital:

   December 31, 1993           $   55,500                                        $   55,500
                               ----------                                        ----------

   December 31, 1994           $   55,500                                        $   55,500
                               ==========                                        ==========

Retained earnings:

   December 31, 1993           $7,116,029      $    10,192       $    94,295     $7,220,516

   Net income                     823,033            5,847            23,041        851,921

   Distributions to
     stockholders                 (25,320)          (3,877)          (92,629)      (121,826)
                               ----------      -----------       -----------     ----------

December 31, 1994              $7,913,742      $    12,162       $    24,707     $7,950,611
                               ===========     ===========       ===========     ==========


                       See Notes to Financial Statements

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                       COMBINED STATEMENTS OF CASH FLOWS
                    Years Ended December 31, 1994, and 1993





                                                                                        1994                  1993
                                                                                        ----                  ----
Cash flows from operating activities:
   Net income                                                                        $   851,921             $   121,826
   Adjustments for non-cash transactions
       Depreciation and amortization of capital assets                                 1,431,304               1,210,318
       (Gain) loss on disposal of fixed assets                                                                    (2,880)
       Changes in operational working capital,
         excluding cash and debt:
         Reduction (increase) in:
              Administrative income receivable                                           953,366                  75,528
              Accounts receivable, associated entity                                  (2,302,495)
              Accrued interest receivable                                                  6,361                   9,165
              Prepayals and other receivables                                           (955,228)                 83,542
       Increase (reduction) - Accounts & other payables                                1,493,403                 466,305
                                                                                     -----------             -----------

       Net cash provided by
          operating activities                                                         1,478,632               1,963,804
                                                                                     -----------             -----------

Cash flows from investing activities:
   Acquisition of fixed and intangible assets                                         (2,006,074)             (1,485,324)
   Proceeds from sales of fixed assets                                                                             2,880
   Decrease in notes receivable                                                           52,281                  89,134
                                                                                     -----------             -----------

         Net cash used in investing activities                                        (1,953,793)             (1,393,310)
                                                                                     -----------             -----------

Cash flows from financing activities:
   Increase in notes payable                                                           1,000,000
   Debt reduction                                                                       (437,777)               (393,334)
   Distributions to stockholders                                                        (121,826)               (302,504)
                                                                                     -----------             -----------

         Net cash provided by (used in)
            financing activities                                                         440,397                (695,838)
                                                                                     -----------             -----------

Net increase (decrease) in cash and equivalents                                          (34,764)               (125,344)
Cash and equivalents, beginning                                                        1,194,158               1,319,502
                                                                                     -----------             -----------

Cash and equivalents, ending                                                         $ 1,159,394             $ 1,194,158
                                                                                     ===========             ===========


                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1994, and 1993





NOTE 1    :      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

                 The following accounting policies and practices of Consolidated Group, Inc. (the Companies) and its affiliates are set forth to facilitate an understanding of the combined financial statements.

                 BASIS OF ACCOUNTING

                 The financial statements were prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

                 PRINCIPLES OF COMBINATION

                 The financial statements include the combined accounts of Consolidated Group, Inc. and its affiliates, Group Benefit Administrators Insurance Agency, Inc., and Consolidated Group Claims, Inc. All material intercompany activity was eliminated in the combination. The entities were combined on the basis of common ownership, control, and related business activities.

                 NATURE OF BUSINESS AND INCOME RECOGNITION

                 Consolidated Group, Inc., (the Company) is the trust administrator of several multiple employer trusts which provide group insurance coverage to participating employers. As administrator, the Company selects insurance carriers and coverage and is responsible for marketing and administrative functions relating to the trusts. The affiliated companies, in general, provide ancillary services related to the trust administration.

                 Administrative income is recorded on the effective date of insurance coverage or when services are performed. Direct selling expenses are recorded in conjunction with the recognition of administrative income.

                                                                 Continued .....

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1994, and 1993




NOTE 1    :    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Concluded)

               DEPRECIATION

               The Companies provide for depreciation of fixed assets under the straight-line and accelerated methods for book and income tax purposes over useful lives ranging from 5 to 40 years.

               AMORTIZATION OF INTANGIBLES

               Contract and leasehold rights are amortized over the remaining lives of 3 to 5 years. Other intangible assets are amortized over the estimated life of each specific asset not in excess of 10 years.


               CORPORATION - INCOME TAX STATUS

               Effective January 1, 1987, the Companies elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Companies do not pay federal income taxes. Instead, the stockholders of the Companies are taxed on their proportionate share of the Companies' taxable income. Consequently, the financial statements include no provision for federal income taxes. Provision for state income taxes is made based upon an allocation of the Companies' income to various states using a sales, compensation and asset derived formula.


               LEASES

               The Companies account for their lease arrangements as either capital or operating leases depending upon criteria set forth in Financial Accounting Standards Board Statement No. 13 "Accounting for Leases".

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1994, and 1993





NOTE 2    :      CASH FLOW INFORMATION

                 The Companies consider all short-term investments with an original maturity of three months or less to be cash equivalents.

                 Cash paid for interest and income taxes for 1994 and 1993 was as follows:

                                                                                            1994               1993
                                                                                            ----               ----
                               Interest                                                   $34,348          $36,623
                               Income taxes                                               $15,395          $21,312

NOTE 3    :      LEASE COMMITMENTS

                 OPERATING LEASES

                 The Companies lease facilities and equipment under long-term, noncancelable leases with initial lease periods from 2 to 10 years. Several of the leases have options to renew.

                 The following is a schedule of future minimum rental payments required under the above operating leases as of December 31, 1994:

                                                        Office and
                                                           storage
                                                        facilities                 Equipment                   Total
                                                        ----------                 ---------                   -----
                          1995                          $2,157,558                 $111,000                $ 2,268,558
                          1996                           2,141,434                  111,000                  2,252,434
                          1997                           1,894,615                  111,000                  2,005,615
                          1998                           1,618,835                                           1,618,835
                          1999                           1,597,195                                           1,597,195
                          None thereafter
                                                        ----------                 --------                -----------

                                                        $9,409,637                 $333,000                $ 9,742,637
                                                        ==========                 ========                ===========

                 The above tabulation is based on scheduled leases during the initial lease periods. The Companies are responsible for additional payments on certain rental facilities leases for taxes, insurance and maintenance.

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1994, and 1993


NOTE 4   :       CORPORATE INCOME AND EXCISE TAXES

                 The provision for taxes for the years ended December 31, 1994, and 1993, consists of the following:

                                                                                     Multi-
                                                                    Federal            State           Total
                                                                    -------          -------           -----
                Currently payable:
                       1994                                         Note 1           $62,745          $62,745
                                                                                     -------          -------
                       1993                                         Note 1           $20,629          $20,629
                                                                                     -------          -------


NOTE 5    :      RELATED PARTY TRANSACTIONS

                 During the years ended December 31, 1994, and 1993, the Companies engaged in various transactions with their stockholders or with entities owned by their stockholders, either individually or collectively. The following is a summary of related party income, expenses, receivables and guarantees.

                                                                                     December 31,
                                                                                     ------------
                                                                               1994               1993
                                                                               ----               ----
                          Note receivable (see below)                       $4,112,414         $4,157,195
                          Term loans receivable                                425,343            432,843
                          Accrued interest receivable                           29,786             36,147
                          Furniture and equipment leasing
                            expenses (Note 3)                                                     330,612
                          Office facilities rental
                            expense (Note 3)                                 1,739,700          1,697,586
                          Management, consulting and
                            service fees expense                             8,526,054          9,974,903
                          Guarantee of debt                                  1,150,000          1,150,000
                          Interest income (see below)                          354,540            358,156

                 Included in administrative fees, commissions and reimbursements income for the year ended December 31, 1994, is $5,118,884 representing services provided to Consolidated Health Coalition, Inc., an entity associated with, but not under common control of, Consolidated Group, Inc. and Affiliates. The revenues earned represent fees for claims adjudication processing, billing and collection, and data processing services. Accounts receivable - associated entity at December 31, 1994 - includes $2,302,495 receivable from this associated entity for services provided during the year.

                                                                     Continued..

                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1994, and 1993

NOTE 5   :       RELATED PARTY TRANSACTIONS (Concluded)

                 Included in notes and loans receivable, officers and stockholders, are certain promissory notes, amounting to $412,343, due on the earlier of October 31, 1996, or the termination and distribution of the underlying investment interests. These notes are without recourse to the stockholders. As to $175,763 of these notes, Consolidated Group, Inc. maintains a security interest in the underlying investment. Accrued interest receivable at December 31, 1993, includes $6,361 due from officers and stockholders.

                 The principal balance of the note receivable from Consolidated Group Service Company Limited Partnership at December 31, 1994 and 1993, was $4,112,414 and $4,157,195, respectively. Accrued interest receivable from the partnership at December 31, 1994 and 1993, amounts to $29,369 and $29,689 respectively. The note receivable is due in monthly instalments of $33,277, which includes interest at 8.57% due January 1, 2020.

                 Consolidated Group, Inc. has guaranteed the debt of one of its stockholders in the amount of $1,150,000 at December 31, 1994 and 1993.


NOTE 6    :      LONG-TERM DEBT

                                                                                                 December 31,
                                                                                                 ------------
                                                                                            1994              1993
                                                                                            ----              ----
                  Consolidated Group, Inc.

                  Note payable, Shawmut Bank, N.A. payable in monthly
                  instalments of $27,778 to October 1, 1997, with
                  interest at the corporate base rate (8.5% at December
                  31, 1994.) The note is secured by computer equipment.                  $944,444

                  Note payable, Shawmut Bank N.A. payable in monthly
                  instalments of $21,667 to December 27, 1994, with
                  interest at the corporate base rate. This note was
                  paid in full during 1994.                                                                $259,996

                  Note payable, Shawmut Bank, N.A. payable in monthly
                  instalments of $11,111 to November 7, 1994, with
                  interest at the corporate base rate. This note was
                  paid in full during 1994.                                                                 122,225
                                                                                         --------          --------

                  Total debt                                                             $944,444           382,221
                  Less due within one year                                                333,333           382,221
                                                                                         --------          --------

                                                                                         $611,111          $      0
                                                                                         ========          ========


                    CONSOLIDATED GROUP, INC. AND AFFILIATES

                         NOTES TO FINANCIAL STATEMENTS
                          December 31, 1994, and 1993





NOTE 7    :      EMPLOYEE BENEFIT PLANS

                 The Companies maintain a salary reduction plan under which eligible employees may defer a portion of their annual compensation pursuant to Section 401(k) of the Internal Revenue Code. Company matching contributions for 1994 were $233,121 and $197,822 for 1993. The plan covers all employees who are 21 years of age or older and have completed one year of service.


NOTE 8    :      STOCK REDEMPTION AGREEMENT

                 The Companies have stock redemption agreements with their stockholders for all shares outstanding. In essence, the agreement mandates the purchase of all the stockholders' shares upon death at a redemption price of $250 per share. As a Provision of the agreement, the Companies maintain term life insurance policies on the stockholders' lives, with face amounts equal to the redemption price.


NOTE 9    :      LITIGATION

                 Participant claims against insurance companies routinely include the Companies as co-defendants in their capacity as trust administrators. However, liabilities from claim adjudication usually remain with the insurer. As to outstanding actions at December 31, 1994, it is legal counsel's opinion that the Companies have meritorious defenses. Therefore, the Companies have made no provision for any potential liability.


NOTE 10    :     CONCENTRATION OF CREDIT RISK

                 The Companies maintain bank accounts with their lending institution and had on deposit balances in excess of Federal Deposit Insurance limits at December 31, 1994. Further, the Companies invest excess cash in regulated investment company money market funds for which no deposit insurance is available.

[BSD LOGO] BONANNO, SAVINO & DAVIES, P.C.
Certified Public Accountants



                                                105 Chestnut Street - Suite 32
                                                 Needham, Massachusetts 02192
                                                          (617) 449-3919
                                                        FAX (617) 449-7290





REPORT OF INDEPENDENT AUDITORS

The Stockholders and Board of Directors
CONSOLIDATED HEALTH COALITION, INC.


We have audited the accompanying balance sheets of Consolidated Health Coalition, Inc., as at December 31, 1995 and 1994, and the related statements of income, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Consolidated Health Coalition, Inc. as at December 31, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                     /s/ Bonnano, Savino & Davies, P.C.


Needham, Massachusetts
March 15, 1996

                      CONSOLIDATED HEALTH COALITION, INC.

                                 BALANCE SHEETS

                           December 31, 1995 and 1994


                                                                                 1995                 1994
                                                                                 ----                 ----
ASSETS
Current assets:
     Cash in banks                                                            $1,041,954           $2,665,722
     Administrative income receivable                                            950,660            2,203,582
     Due from associated company                                                 845,678
     Deposits and other receivables                                              188,284                3,766
                                                                              ----------           ----------
             Total current assets                                              3,026,576            4,873,070
                                                                              ----------           ----------
Fixed assets, at cost:
     Furniture, fixtures and equipment                                           400,873              153,274

         Less accumulated depreciation                                           134,283               29,948
                                                                              ----------           ----------
            Net fixed assets                                                     266,590              123,326
                                                                              ----------           ----------
Other assets:
     Intangible asset, net of amortization                                        13,467               20,000
     Investment, minority interest in
         Recall Services, Inc.                                                         1
                                                                              ----------           ----------

                                                                                  13,468               20,000
                                                                              ----------           ----------
TOTAL ASSETS                                                                  $3,306,634           $5,016,396
                                                                              ==========           ==========
LIABILITIES
Current liabilities:
     Accounts payable, trade                                                   $ 979,964            $ 593,829
     Due to insurance carrier                                                    592,457            1,850,437
     Due to associated companies                                               1,362,797            2,302,496
     State excise payable                                                            838                1,476
     Payroll taxes withheld and accrued                                          117,466              158,430
     Other accrued expenses and
         deferred revenue                                                        134,245
                                                                              ----------           ----------
            Total current liabilities                                          3,187,767            4,906,668
                                                                              ----------           ----------

STOCKHOLDERS' EQUITY
     Capital stock, common, no par value
         Authorized 1,000,000 shares, issued
            and outstanding 100,000 shares                                       100,000              100,000
     Retained earnings                                                            18,867                9,728
                                                                              ----------           ----------
            Total stockholders' equity                                           118,867              109,728
                                                                              ----------           ----------

TOTAL LIABILITIES AND EQUITY                                                  $3,306,634           $5,016,396
                                                                              ==========           ==========



                       See Notes to Financial Statements

                      CONSOLIDATED HEALTH COALITION, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                     Years Ended December 31, 1995 and 1994


                                                                                 1995                 1994
                                                                                 ----                 ----
Income:
     Administrative fees                                                    $  2,243,508           $8,614,017
                                                                            ------------           ----------
Operating expenses:
     Service fees                                                                                      88,731
     Claims, billing, and data processing                                        874,329            6,465,984
     Salaries, wages and incentives                                              609,053            1,203,343
     Delivery                                                                      1,619                5,955
     Depreciation and amortization                                                57,912               32,448
     Employee training                                                            12,702                8,177
     Employee relations                                                           19,760                6,337
     Employee hiring                                                              17,319              121,080
     Equipment maintenance and repair                                             35,967               37,213
     Group insurance and other fringe benefits                                    35,649               90,496
     Medical information systems                                                   9,544
     Office supplies                                                              23,803               56,384
     Outside labor                                                                22,090               79,736
     Payroll and other non-income taxes                                           39,797              101,489
     Postage                                                                       7,367                7,390
     Printing                                                                     65,640                6,846
     Professional fees                                                           287,351               90,692
     Rent                                                                         36,667               18,931
     Telephone                                                                    12,263               26,502
     Travel and entertainment                                                     51,245              133,569
     Utilities                                                                                            608
     Other general and administrative expenses                                    14,123               13,514
                                                                            ------------           ----------
            Total operating expenses                                           2,234,200            8,595,425
                                                                            ------------           ----------
Income from continuing operations                                                  9,308               18,592
                                                                            ------------           ----------

Other income (expense):
     Interest and dividend income                                                  1,193               30,655
     Interest expense                                                                                 (38,043)
                                                                            ------------           ----------
                                                                                   1,193               (7,388)
                                                                            ------------           ----------
Income from continuing operations & before taxes                                  10,501               11,204
State excise                                                                      (1,362)              (1,476)
                                                                            ------------           ----------
Net income from continuing operations                                              9,139                9,728
                                                                            ------------           ----------

DISCONTINUED OPERATIONS

     Income                                                                   12,729,350
     Operating expenses (including
            depreciation of $54,065)                                         (12,729,350)
                                                                            ------------
Net discontinued operations
                                                                            ------------

NET INCOME FOR THE YEAR                                                            9,139                9,728
                                                                            ------------           ----------
Retained earnings, beginning                                                       9,728
                                                                            ------------
Retained earnings, ending                                                   $     18,867           $    9,728
                                                                            ============           ==========



                       See Notes to Financial Statements

                      CONSOLIDATED HEALTH COALITION, INC.

                            STATEMENTS OF CASH FLOWS
                     Year Ended December 31, 1995 and 1994



                                                                                   1995                1994
                                                                                   ----                ----
Cash flows from operating activities:
     Net income                                                             $      9,139         $      9,728
     Adjustments for non-cash transactions:
        Depreciation and amortization
             of capital assets                                                   111,977               32,448
     Changes in operational working capital,
        excluding cash and debt:
        Reduction (increase) in:
            Administrative income receivable                                   1,252,922           (2,203,582)
            Due from associated company                                         (845,678)
            Deposits and other receivables                                      (184,518)              (3,766)
        Increase (reduction) in:
            Accounts payable                                                     386,135              593,829
            Due to associated companies                                       (1,257,980)           2,302,496
            Due to insurance carriers                                           (939,699)           1,850,437
            State excise payable                                                    (638)               1,476
            Payroll taxes withheld and accrued                                   (40,964)             158,430
            Other accrued expenses and
                 deferred revenue                                                134,245
                                                                            ------------         ------------
            Net cash provided by (used in)
                 operating activities                                         (1,375,059)           2,741,496
                                                                            ------------         ------------
 Cash flows from investing activities:
     Acquisition of fixed and intangible assets                                 (248,708)            (175,774)
     Investment in Recall Services, Inc.                                              (1)
                                                                            ------------         ------------

            Net cash used in investing activities                               (248,709)            (175,774)
                                                                            ------------         ------------
Cash flows from financing activities:
     Capital stock issued                                                                             100,000
                                                                            ------------         ------------

            Net cash provided by financing activities                                                 100,000
                                                                            ------------         ------------

Net increase (decrease) in cash                                               (1,623,768)           2,665,722

Cash, beginning                                                                2,655,722
                                                                            ------------         ------------

Cash, ending                                                                $  1,041,954         $  2,665,722
                                                                            ============         ============



                       See Notes to Financial Statements

                     CONSOLIDATED HEALTH COALITION, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 1995 and 1994





NOTE 1   :    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

              Consolidated Health Coalition, Inc., a Massachusetts corporation, was organized on January 2, 1994. The following accounting policies and practices of the Company are set forth to facilitate an understanding of the financial statements. The financial statements and notes are representations of the Company's management, who is responsible for their integrity and objectivity. Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

              NATURE OF BUSINESS AND INCOME RECOGNITION

              The Company is a third party administrator of health insurance contracts with various employers and insurance companies. The Company provides administrative services only to self-insured employers, administers insurance contracts under specific and aggregate stop-loss provisions, and administers fully insured contracts on behalf of insurance companies and HMOs. Administrative income is recorded when services are performed.

              CORPORATION - INCOME TAX STATUS

              The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal income taxes on its taxable income. Instead, the stockholders are liable for individual federal income and state income taxes on their respective share of the Company's taxable income. The Commonwealth of Massachusetts imposes a 4.5% tax on taxable income of large S corporations. Therefore provisions for state income taxes are recorded in the year incurred.

              DEPRECIATION

              The Company provides for depreciation of fixed assets under the straight-line and accelerated methods for book and income tax purposes over years ranging from three to seven years.

                      CONSOLIDATED HEALTH COALITION, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 1995 and 1994


NOTE 2   :  INVESTMENTS IN UNCONSOLIDATED SUBSIDIARY

            The Company's investment in a minority-owned subsidiary, which has been accounted for by the equity method is summarized as follows:

                                                          Percent          Investment
                                                         ownership     December 31, 1995
                                                         ---------     -----------------
                Recall Services, Inc.                       30%            $ 1

            Summarized financial information from the unaudited financial statements of Recall Services, Inc. are as follows:

                Net assets                                                 $ 89,732

                Net liabilities                                              18,906

                Net sales                                                   112,500

                Net loss                                                    (17,800)

                Consolidated Health's equity in loss                         (5,340)

            Net sales represent venture development fees paid by Consolidated Health Coalition, Inc. to Recall Services, Inc.


NOTE 3   :  RELATED PARTY TRANSACTIONS

            The Company engaged in transactions with other entities, Consolidated Group, Inc. and Consolidated Group Claims, Inc., certain of whose owners are also shareholders of the Company. Billing and data processing services were provided by Consolidated Group, Inc. Claims processing was performed by Consolidated Group Claims, Inc. Included in operating expenses for the above services is $7,655,513 for 1995 and $5,119,279 for 1994. Accounts payable to above entities were $1,362,797 at December 31, 1995 and $2,302,496 at December 31, 1994. Also, a receivable was due of $845,678 at December 31, 1995 (see Note 7).


NOTE 4 :    EMPLOYEE BENEFIT PLANS

            The Company is a participant in a multi-employer salary reduction plan under which eligible employees may defer a portion of their annual compensation, pursuant to Section 401(k) of the Internal Revenue Code. Employees transferred from Consolidated Group, Inc., and Consolidated Group Claims, Inc., were eligible to participate for the year 1994. Eligibility otherwise includes all employees who are 21 years of age or older and have completed one year of service. Company matching contributions for 1995 were $19,273 and $3,939 for 1994.

                      CONSOLIDATED HEALTH COALITION, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 1995 and 1994


NOTE 5  :      CASH AND CASH EQUIVALENTS

               For purposes of preparing the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. Under a temporary agreement with an insurance carrier which ended September 30, 1994, the insurance premiums held on deposit were required to be invested and such earnings were required to be paid to the carrier. Although the funds were temporarily uninvested, the Company agreed to pay the carrier interest in the amount of $38,043 for the year ended December 31, 1994.

NOTE 6  :      CONCENTRATION OF CREDIT RISK

               The Company maintains cash balances at a bank. Cash accounts at banks are insured by the FDIC for up to $100,000. Amounts in excess of insured limits were approximately $1,169,437 at December 31, 1995 and $2,536,384 at December 31, 1994.

NOTE 7  :      DISCONTINUED OPERATIONS

               During 1994, the Company acquired the rights from an insurance carrier to provide administrative services on self-insured, partially-insured and fully-insured contracts. Also the Company began exploring the development of international insurance products and services.

               The Company utilized the services, on a contract fee basis, of associated entities Consolidated Group, Inc. and Consolidated Group Claims, Inc. to service and help develop the above projects.

               In December, 1995, the Company elected to discontinue the administrative and support services to the self-insured employers and abandon the international development project.

               The following is a summary of operations for 1995:

                              Income                            $ 12,729,350
                              Operating expenses                $ 12,729,350

               Consolidated Group, Inc., in anticipation of continuing business, supported the project to cover cash deficiencies to break even. The Company will continue its operations on fully-insured contracts with insurance companies and HMOs and provider services business. The associated entities above will continue to provide claims processing, billing, collections and data processing services on a contract fee basis. Fixed assets of the discontinued operation will be utilized by the continuing business.

                               CONSOLIDATED GROUP
                             COMBINED BALANCE SHEET
                                  (UNAUDITED)
                                 (in thousands)



                                                                  JUNE 30,     DECEMBER 31,
                                                                   1996           1995
                                                                   ----           ----
ASSETS

Current assets:


  Cash and cash equivalents                                     $  1,853        $  2,724
  Accounts receivable                                              3,050           2,792
  Prepaid expenses and other current assets                        6,234           2,358
                                                                --------        --------
          Total current assets                                    11,137           7,874
Property and equipment, net                                        5,343           4,178
Note receivable                                                      -             5,277
Intangible assets, net                                               740             695
                                                                --------        --------
          Total assets                                          $ 17,220        $ 18,024
                                                                ========        ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                              $  1,914        $  3,674
  Premiums payable to carriers                                       107             -
  Commissions payable                                              1,805           2,380
  Accrued liabilities                                              1,069           1,056
  Income taxes payable                                               -                 6
  Current portion of long-term debt                                1,621           1,390
                                                                --------        --------
          Total current liabilities                                6,516           8,506

Note payable                                                       3,455           2,236
                                                                --------        --------
          Total liabilities                                        9,971          10,742
                                                                --------        --------

Common stockholders' equity:

  Common stock                                                       103             103
  Paid in capital                                                     56              56
  Retained earnings                                                7,090           7,123
                                                                --------        --------
          Total stockholders' equity                               7,249           7,282
                                                                --------        --------
          Total liabilities and stockholders' equity            $ 17,220        $ 18,024
                                                                ========        ========


                               CONSOLIDATED GROUP
                          COMBINED STATEMENT OF INCOME
                                  (UNAUDITED)
                                 (in thousands)



                                                                    FOR THE SIX MONTHS
                                                                       ENDED JUNE 30,
                                                                ---------------------------
                                                                   1996             1995
                                                                   ----             ----
Operating revenues                                               $ 35,750         $ 36,542
Interest income                                                       170              264
                                                                 --------         --------
          Total revenues                                           35,920           36,806
                                                                 --------         --------
Expenses:
  Agents commissions                                               11,641           13,595
  Personnel expenses                                               13,758           11,773
  General and administrative                                        9,499            8,461
  Depreciation and amortization                                       891              715
                                                                 --------         --------
          Total expenses                                           35,789           34,544
                                                                 --------         --------
Income before interest expense and income taxes                       131            2,262
Interest expense                                                      142               55
                                                                 --------         --------
Income before income taxes                                            (11)           2,207
Provision for income taxes                                             22                9
                                                                 --------         --------
          Net income                                             $    (33)        $  2,198
                                                                 ========         ========

                               CONSOLIDATED GROUP

                        COMBINED STATEMENT OF CASH FLOWS
                                  (UNAUDITED)
                                 (in thousands)



                                                                             For the Six Months Ended June 30,
                                                                             ---------------------------------
                                                                                   1996             1995
                                                                                   ----             ----
Cash flows from operating activities:
  Net income (loss)                                                            $    (33)        $  2,198
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation and amortization                                                     891              715
Changes in assets and liabilities:
  Accounts receivable                                                              (258)           1,698
  Prepaid expenses and other current assets                                      (3,876)            (537)
  Accounts payable                                                               (1,760)          (1,839)
  Premiums payable to carriers                                                      107               -
  Commissions payable                                                              (575)            (235)
  Accrued liabilities                                                                13              623
  Income taxes payable                                                               (6)             (54)
                                                                               --------         --------
          Net cash provided by (used in) operating activities                    (5,497)           2,569
                                                                               --------         --------
Cash flows from investing activities:
  Purchases of property and equipment and other assets                           (2,101)          (1,066)
  (Increase) decrease in note receivable                                          5,277             (235)
                                                                               --------         --------
          Net cash provided (used in) investing activities                        3,176           (1,301)
                                                                               --------         --------
Cash flows from financing activities:
  Net proceeds from borrowings                                                    1,450              572
  Distributions to stockholders                                                     -               (852)
                                                                               --------         --------
          Net cash provided by (used in) financing activities                     1,450             (280)
                                                                               --------         --------
Net increase (decrease) in cash and cash equivalents                               (871)             988
Cash and cash equivalents at beginning of period                                  2,724            3,825
                                                                               --------         --------
Cash and cash equivalents at end of period                                     $  1,853         $  4,813
                                                                               ========         ========
Supplemental disclosure of cash flow information:
  Cash paid for interest                                                       $    128         $     74
                                                                               ========         ========
  Cash paid for income taxes                                                   $     20         $     32
                                                                               ========         ========

    The accompany notes are an integral part of these consolidated financial statements.

                               CONSOLIDATED GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. NATURE OF BUSINESS:

   Consolidated Group, Inc. is the trust administrator of several multiple employer trusts which provides group insurance coverage to participating employers. As administrator, it selects insurance carriers and coverage and is responsible for marketing and administrative functions relating to the trusts. The affiliated companies, Group Benefit Administrators Insurance Agency, Inc., and Consolidated Group Claims, Inc. (its "Affiliates"), in general, provide ancillary services related to the trust administration. Consolidated Health Coalition, Inc. is a third party administrator of health insurance contracts with various employers and insurance companies. It provides administrative services only to self-insured employers, administers insurance contracts under specific and aggregate stop-loss provisions, and administers fully insured contracts on behalf of insurance companies and HMOs.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

   Basis of Accounting:

     The accounting policies and practices of Consolidated Group, Inc., its Affiliates, and Consolidated Health Coalition, Inc. (collectively the "Company") are set forth to facilitate an understanding of the combined financial statements. The financial statements and notes are representations of the Companies' management, who are responsible for their integrity and objectivity. Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates.

     Interim results are not necessarily indicative of results for a full year.

   Principles of Combination:

   The financial statements include the combined accounts of the Company.
All material intercompany activity was eliminated in the combination. The entities were combined on the basis of common ownership, control, and related business activities.

     Corporation - Income Tax Status:

     Effective January 1, 1987, the Companies elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Companies do not pay federal income taxes. Instead, the stockholders of the Companies are taxed on their proportionate share of the Companies' taxable income. Consequently, the financial statements include no provision for federal income taxes. Provision for state income taxes is made based upon an allocation of the Companies' income to various states using a sales, compensation and asset derived formula.

3. SUBSEQUENT EVENTS:

   On July 1, 1996, all of the issued and outstanding stock of the Company was acquired by HealthPlan Services Corporation ("HPS") for approximately $61.5 million in cash.

     HPS, a company whose shares of common shares are presently traded on the New York Stock Exchange, provides distribution, enrollment, billing and collection, claims administration, and information reports and analysis on behalf of health care payors and providers. HPS is headquartered in Tampa, Florida.

         INTRODUCTION TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS


The following Unaudited Pro Forma Consolidated Financial Statements ("Pro Forma Statements") include the accounts of HealthPlan Services Corporation ("the Company") and its subsidiaries and the accounts of Consolidated Group, Inc., Consolidated Group Claims, Inc., Consolidated Health Coalition, Inc., and Group Benefit Administrators Insurance Agency, Inc. (collectively, the "Consolidated Group"). On July 1, 1996, the Company acquired all of the issued and outstanding shares of capital stock of Consolidated Group in a transaction accounted for as a purchase. The Pro Forma Statements also include the accounts of Harrington Services Corporation ("Harrington") which was acquired by the Company in a transaction accounted for as a purchase on July 1, 1996, as reported on Current Report on Form 8-K as filed with the Securities and Exchange Commission on July 16, 1996, Current Report on Form 8-K/A filed on September 13, 1996 and Current Report on Form 8-K/A as filed concurrently with this Current Report on Form 8-K/A.


The Pro Forma Consolidated Balance Sheet as of June 30, 1996, assumes that the Company acquired Consolidated Group and Harrington on June 30, 1996. The Pro Forma Consolidated Statements of Income for the six months ended June 30, 1996, and the year ended December 31, 1995 assume that the Company acquired Consolidated Group and Harrington on January 1, 1995.

The Pro Forma Statements are presented for comparative purposes only. The Pro Forma Statements are not intended to be indicative of what the actual results of operations would have been had the transactions occurred as of the beginning of the respective periods, nor do they purport to indicate the results which may be obtained in the future.

The purchase price allocations for Consolidated Group and Harrington are based on preliminary appraisals, estimates of useful lives, estimates of expenses, and estimates of liabilities. The actual allocation of the purchase price will be adjusted based on final appraisals, actual expenditures, and estimates made after various studies have been completed. Accordingly, the actual recording of the purchase could differ from the Pro Forma amounts reflected herein.

Management believes that there are synergistic opportunities which can be derived from the consolidation of certain parts of the operations of the newly acquired companies. Though these actions are in the process of being qualified and quantified, it is not unreasonable to believe that the Company will make future restructuring charges to accomplish such savings.

                        HEALTHPLAN SERVICES CORPORATION
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1996
                                  (Unaudited)
                      (in thousands except share amounts)



                                                                                     CONSOLIDATED
                                             HEALTHPLAN SERVICE      HARRINGTON     GROUP, INC. AND
                                              CORPORATION       SERVICES CORPORATION  AFFILIATES        PRO FORMA       PRO FORMA
                                                 ACTUAL                ACTUAL           ACTUAL         ADJUSTMENTS       COMBINED
                                                 ------                ------           ------         -----------       --------
ASSETS

Current assets:
                                                                                                          90,040  A
                                                                                                         (52,690) B
  Cash and cash equivalents                    $   5,173              $   3,227        $  1,853        $ (32,500) C     15,103
  Restricted cash                                  9,338                    -               -                -           9,338
  Short-term investments                          30,040                    -               -            (30,040) A        -
  Accounts receivable                              8,189                  4,676           3,050              -          15,915
  Prepaid commissions                                319                    -               -                -             319
  Prepaid expenses and other current assets        2,735                  1,103           6,234           (5,458) B      4,614
  Deferred taxes                                     127                    -               -                -             127
                                               ---------              ---------        --------        ---------      --------
          Total current assets                    55,921                  9,006          11,137          (30,648)       45,416
Property and equipment, net                        9,833                  4,733           5,343              -          19,909
Note receivable                                    6,900                    -               -                -           6,900
                                                                                                          61,850  B
                                                                                                          61,300  C
Investment in unconsolidated subsidiary            2,056                    374             -           (123,150) E      2,430
                                                                                                           9,000  D
Intangible assets, net                            49,173                 23,128             740          105,016  E    187,057
                                               ---------              ---------        --------        ---------      --------
          Total assets                         $ 123,883              $  37,241        $ 17,220        $  83,368       261,712
                                               =========              =========        ========        =========      ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                             $   1,178              $   2,740        $  1,914        $     -           5,832
  Premiums payable to carriers                    25,752                    -               107              -          25,859
  Commissions payable                              3,105                    -             1,805              -           4,910
  Deferred revenue                                   716                    -               -                -             716
  Accrued liabilities                              2,976                  4,079           1,069            9,000  D     17,124
  Income taxes payable                               314                    -               -                -             314
  Current portion of long-term debt                   70                  4,137           1,621              -           5,828
                                               ---------              ---------        --------        ---------      --------
          Total current liabilities               34,111                 10,956           6,516            9,000        60,583

Note payable                                       1,186                  8,039           3,455           60,000  A     72,680
Deferred taxes                                       631                  3,240             -                -           3,871
Other long-term liabilities                           23                  4,121             -                -           4,144
                                               ---------              ---------        --------        ---------      --------
          Total liabilities                       35,951                 26,356           9,971           69,000       141,278
                                               ---------              ---------        --------        ---------      --------

Common stockholders' equity:
                                                                                                               2  B
                                                                                                              13  C
  Common stock                                       134                     17             159             (176) E        149
                                                                                                           3,700  B
                                                                                                          28,787  C
  Additional paid-in capital                      71,870                  6,314             -             (6,314) E    104,357
  Retained earnings                               15,970                  4,554           7,090          (11,644) E     15,970
                                               ---------              ---------        --------        ---------      --------
                                                  87,974                 10,885           7,249           14,368       120,476
  Less:  Valuation allowance on
           securities available for sale             (42)                   -               -                -             (42)
                                               ---------              ---------        --------        ---------      --------
          Total stockholders' equity              87,932                 10,885           7,249           14,368       120,434
                                               ---------              ---------        --------        ---------      --------
          Total liabilities and
            stockholders' equity               $ 123,883              $  37,241        $ 17,220        $  83,368       261,712
                                               =========              =========        ========        =========      ========


          See notes to unaudited pro forma consolidated balance sheet.

                   NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEET


(A) To record the liquidation of the Company's $30.0 million short-term investment portfolio and draw of $60.0 million on the Company's line of credit.

(B) To record the cash paid for the stock of Consolidated Group of $61.9 million, Company stock sold to Consolidated Group shareholders of $3.7 million, and settlement of related party receivables of Consolidated Group of $5.5 million on July 1, 1996.

(C) To record the cash paid for the stock of Harrington of $32.5 million and Company stock issued to Harrington shareholders valued at approximately $28.8 million.

(D) To record estimated costs relating to the Company's acquisitions of Consolidated Group and Harrington.

(E) To eliminate the Company's investment in Consolidated Group and Harrington.

                        HEALTHPLAN SERVICES CORPORATION
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                         SIX MONTHS ENDED JUNE 30, 1996
                                  (UNAUDITED)
                      (in thousands except per share data)



                                                                                        CONSOLIDATED
                                            HEALTHPLAN SERVICES       HARRINGTON       GROUP, INC. AND
                                               CORPORATION       SERVICES CORPORATION    AFFILIATES       PRO FORMA        PRO FORMA
                                                  ACTUAL                ACTUAL             ACTUAL        ADJUSTMENTS       COMBINED
                                                  ------                ------             ------        -----------       --------
Operating revenues                                    61,465             $  40,377       $  35,750       $      -         $ 137,592
Interest income                                        1,405                    90             170            (750) A           915
                                                    --------             ---------       ---------       ---------        ---------
          Total revenues                              62,870                40,467          35,920            (750)         138,507
                                                    --------             ---------       ---------       ---------        ---------
Expenses:
  Agents commissions                                  19,952                    -           11,641              -            31,593
  Personnel expenses                                  16,850                25,001          13,758              -            55,609
  General and administrative                          11,676                 9,781           9,499              -            30,956
  Pre-operating and contract start-up costs              586                    -               -               -               586
  Depreciation and amortization                        2,668                 2,733             891             795  B         7,087
                                                    --------             ---------       ---------       ---------        ---------
          Total expenses                              51,732                37,515          35,789             795          125,831
                                                    --------             ---------       ---------       ---------        ---------
Income before interest expense and income taxes       11,138                 2,952             131          (1,545)          12,676
Interest expense                                          33                   488             142           1,586  C         2,249
                                                    --------             ---------       ---------       ---------        ---------
Income before income taxes                            11,105                 2,464             (11)         (3,131)          10,427
Provision for income taxes                             4,331                 1,039              22            (617) D         4,775
                                                    --------             ---------       ---------       ---------        ---------
          Net income                                $  6,774             $   1,425       $     (33)      $  (2,514)       $   5,652
                                                    ========             =========       =========       =========        =========
Dividends on Preferred Stock                        $   -                $     166       $      -        $    (166) E     $     -
                                                    ========             =========       =========       =========        =========
Net income attributable to common
   stock                                            $  6,774             $   1,259       $     (33)      $  (2,348)       $   5,652
                                                    ========             =========       =========       =========        =========


Pro forma net income per share                          0.50                                                              $    0.38
                                                    ========                                                              =========
Weighted average shares used in
  pro forma computation                               13,460                                                                 14,908
                                                    ========                                                              =========


      See notes to unaudited pro forma consolidated statements of income.

                         HEALTHPLAN SERVICES CORPORATION
                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                          YEAR ENDED DECEMBER 31, 1995
                                   (UNAUDITED)
                      (in thousands except per share data)


                                                                                        CONSOLIDATED
                                              HEALTHPLAN SERVICES      HARRINGTON      GROUP, INC. AND
                                                 CORPORATION      SERVICES CORPORATION    AFFILIATES      PRO FORMA     PRO FORMA
                                                   ACTUAL               ACTUAL             ACTUAL        ADJUSTMENTS     COMBINED
                                                   ------               ------             ------        -----------     --------


Operating revenues                                  98,187              71,869            $ 73,914          $  -         $243,970
Interest income                                      2,063                 179                 455          (1,500)  A      1,197
                                                  --------            --------            --------        --------       --------
          Total revenues                           100,250              72,048              74,369          (1,500)       245,167
                                                  --------            --------            --------        --------       --------
Expenses:
  Agents commissions                                36,100                 -                26,680             -           62,780
  Personnel expenses                                25,433              42,791              19,798             -           88,022
  General and administrative                        16,967              17,478              22,753             -           57,198
  Pre-operating and contract start-up costs          1,664                 -                   -               -            1,664
  Depreciation and amortization                      4,386               4,801               1,668           1,764   B     12,619
                                                  --------            --------            --------        --------       --------
          Total expenses                            84,550              65,070              70,899           1,764        222,283
                                                  --------            --------            --------        --------       --------
Income before interest expense and income taxes     15,700               6,978               3,470          (3,264)        22,884
Interest expense                                        69               1,237                 134           2,873   C      4,313
                                                  --------            --------            --------        --------       --------
Income before income taxes                          15,631               5,741               3,336          (6,137)        18,571
Provision for income taxes                           6,096               3,694                 151          (1,437)  D      8,504
                                                  --------            --------            --------        --------       --------
          Income from continuing operations          9,535               2,047               3,185          (4,700)        10,067
Loss on discontinued business segment
  net of tax benefit                                   -                   -                 3,170             -            3,170
                                                  --------            --------            --------        --------       --------
          Net income                              $  9,535            $  2,047            $     15        $ (4,700)      $  6,897
                                                  ========            ========            ========        ========       ========
Dividends on Preferred Stock                      $    -              $    333            $    -          $   (333)  E   $      -
Adjustment of put warrant                              -                 1,500                 -            (1,500)  F          -
                                                  --------            --------            --------        --------       --------
Net income attributable to common
   stock                                          $  9,535            $    214            $     15        $ (2,867)      $  6,897
                                                  ========            ========            ========        ========       ========


Pro forma net income per share                    $   0.71                                                               $   0.46
                                                  ========                                                               ========

Weighted average shares used in
  pro forma computation                             13,414                                                                 14,903
                                                  ========                                                               ========


      See notes to unaudited pro forma consolidated statements of income.

              NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF INCOME



(A) To eliminate interest income on short-term investments liquidated as a result of the acquisitions.

(B) To eliminate historical amortization and to record pro forma amortization of estimated goodwill of $60 million and $75 million for Consolidated Group and Harrington, respectively, over a 25 year period.

(C) To record estimated interest expense related to net borrowing on the purchase of Consolidated Group and Harrington.


(D) To provide for consolidated income taxes at an estimated rate of 45.79%.


(E)      To reverse dividends paid to Harrington preferred stockholders.

(F) To record the elimination of the accretion of the Harrington put warrant as part of the transaction.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be duly signed on its behalf by the undersigned hereunto duly authorized, on February 14, 1997.


                                        HEALTHPLAN SERVICES CORPORATION
                                        (Registrant)



February 14, 1997                        By:   /s/ JAMES K. MURRAY, JR.
------------------                         ---------------------------
    Date                                James K. Murray, Jr.
                                        President and Chief Executive Officer

                                 EXHIBIT INDEX



EXHIBIT                                                                                       SEQUENTIAL
NUMBER           DESCRIPTION                                                                  PAGE NO.
------           -----------                                                                  --------
2                Acquisition Agreement dated May 17, 1996 between HealthPlan Services            *
                 Corporation, Consolidated Group, Inc., Consolidated Group Claims, Inc.,
                 Consolidated Health Coalition, Inc., and Group Benefit Administrators
                 Insurance Agency, Inc., the named Shareholders, and Holyoke L. Whitney as Shareholders' Representative.

23               Consent of Bonanno, Savino & Davies, P.C.                                      47






         * filed with original 8-K